As filed with the Securities and Exchange Commission on December 23, 2013

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the SECURITIES ACT OF 1933

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0188269
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Talcott Avenue South

Watertown, Massachusetts 02472

(Address, Including Zip Code, of Principal Executive Offices)

Bright Horizons 401(k) Plan

(Full Title of the Plan)

David Lissy

Chief Executive Officer

Bright Horizons Family Solutions Inc.

200 Talcott Avenue South

Watertown, Massachusetts 02472

(617) 673-8000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

John G. Casagrande

General Counsel

200 Talcott Avenue South

Watertown, Massachusetts 02472

Telephone: (617) 673-8000

Facsimile: (617) 673-8629

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts

Telephone: (617) 951-7000

Facsimile: (617) 951-7050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed Maximum Aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	500,000	$35.23	17,615,000	$2,269

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	The offering price for the shares of $35.23 per share has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average high and low prices of Bright Horizons Family Solutions Inc. Common Stock, $0.001 per share, reported on the New York Stock Exchange on December 18, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (except for Item 8, which was superseded by the Current Report on Form 8-K filed December 23, 2013);

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

(3)	The Registrant’s Current Reports on Form 8-K filed February 4, 2013, April 11, 2013 (solely with respect to the information contained in Items 1.01, 2.01 and 9.01 therein), as amended on June 21, 2013, and December 23, 2013; and

(4)	The description of the Registrant’s Common Stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 14, 2013, and any other amendments or reports filed for the purpose of updating such description (File No. 001-35780).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

“(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

“(b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

As permitted by the Delaware General Corporation Law, the Registrant’s Second Restated Certificate of Incorporation includes a provision eliminating the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Registrant’s Second Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against such officers and directors for which they may be indemnified.

The Registrant has entered into indemnification agreements with its directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and under the Registrant’s restated certificate of incorporation and bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Registrant or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the Registrant’s benefit but would be offset by its obligations to the director or officer under the indemnification agreement.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Second Restated Certificate of Incorporation of Bright Horizons Family Solutions Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-184579) and incorporated herein by reference)

4.2	Restated By-laws of Bright Horizons Family Solutions Inc. (previously filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-184579) and incorporated herein by reference)

4.3	Form of Bright Horizons 401(k) Plan – Adoption Agreement

4.4	Bright Horizons 401(k) Plan – Basic Plan.

5.1	Internal Revenue Service determination letter.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page in Part II)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on the 23rd day of December, 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ David Lissy
David Lissy Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Lissy, Elizabeth Boland and Stephen Dreier, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Bright Horizons Family Solutions Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Lissy David Lissy	Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2013

/s/ Elizabeth Boland Elizabeth Boland	Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2013

/s/ Linda Mason Linda Mason	Director and Chairman	December 23, 2013

/s/ Lawrence Alleva Lawrence Alleva	Director	December 23, 2013

/s/ Josh Bekenstein Josh Bekenstein	Director	December 23, 2013

/s/ Roger Brown Roger Brown	Director	December 23, 2013

/s/ Jordan Hitch Jordan Hitch	Director	December 23, 2013

/s/ David Humphrey David Humphrey	Director	December 23, 2013

/s/ Sara Lawrence-Lightfoot Sara Lawrence-Lightfoot	Director	December 23, 2013

/s/ Mary Ann Tocio Mary Ann Tocio	Director	December 23, 2013

INDEX OF EXHIBITS

Exhibit Number	Description

4.1	Second Restated Certificate of Incorporation of Bright Horizons Family Solutions Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-184579) and incorporated herein by reference)

4.2	Restated By-laws of Bright Horizons Family Solutions Inc. (previously filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-184579) and incorporated herein by reference)

4.3	Form of Bright Horizons 401(k) Plan – Adoption Agreement

4.4	Bright Horizons 401(k) Plan – Basic Plan.

5.1	Internal Revenue Service determination letter.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page in Part II)